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                                                                   EXHIBIT 10.14

                         PENNCORP FINANCIAL GROUP, INC.
                     1996 STOCK AWARD AND STOCK OPTION PLAN

1. DEFINITIONS

     The following terms shall have the following meanings unless the context indicates otherwise:

          1.1 "Award" shall mean either a Stock Award or a Stock Option.

          1.2 "Board" shall mean the Board of Directors of the Company.

          1.3 "Cause" shall mean the Participant:

             (A) is convicted of a felony;

             (B) engages in conduct that constitutes gross neglect or gross misconduct in carrying out his or her duties as an Employee;

             (C) engages in fraud, embezzlement, theft or dishonesty against the Company or any Subsidiary;

             (D) commits a willful or grossly negligent material violation of law in connection with or in the course of the Participant's duties or employment with the Company or any Subsidiary; or

             (E) commits a willful or grossly negligent breach of any stated material employment policy of the Company.

          1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          1.5 "Committee" shall mean the Stock Award and Stock Option Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that such committee shall be comprised solely of not less than two Nonemployee Directors each of whom qualifies as (i) a "disinterested person" (as such term is used in Rule 16b-3 under the Exchange Act) and (ii) an "outside director" (as such term is used in Treasury Regulation Section 1.162-27(e)(3)).

          1.6 "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

          1.7 "Company" shall mean PennCorp Financial Group, Inc., a Delaware corporation.

          1.8 "Disability" shall mean a disability as determined under the Company's then existing long-term disability plan or program.

          1.9 "Employee" shall mean a salaried employee of the Company or any Subsidiary as described in Treasury Regulation Section 1.421-7(h).

          1.10 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          1.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          1.12 "Executive Committee" shall mean the Executive Committee of the Board.

          1.13 "Fair Market Value" shall mean:

             (A) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on the date of calculation) if Common Stock is readily tradeable on a national securities exchange or other market system; or

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             (B) an amount determined in good faith by the Committee as the fair market value of the Common Stock on the date of determination if Common Stock is not readily tradeable on a national securities exchange or other market system.

          1.14 "ISO" shall mean an "incentive stock option" as such term is used in Code Section 422.

          1.15 "Nonemployee Director" shall mean a member of the Board who is not an Employee.

          1.16 "Nonqualified Stock Option" shall mean a Stock Option that does not qualify as an ISO.

          1.17 "Participant" shall mean any Employee to whom an Award has been granted by the Committee under the Plan.

        1.18 "Pecuniary Interest" shall mean "pecuniary interest" as such term is used in Rule 16a-1(a)(2)(i) under the Exchange Act.

          1.19 "Plan" shall mean the PennCorp Financial Group, Inc. 1996 Stock Award and Stock Option Plan.

          1.20 "Retirement" shall mean a termination of employment from the Company or any Subsidiary which constitutes a retirement under any defined-benefit pension plan or defined-contribution pension plan maintained by the Company or any Subsidiary which is either a tax-qualified plan under Code Section 401(a) or is identified in writing by the Committee as a defined-benefit pension plan or defined-contribution benefit plan.

          1.21 "SEC" shall mean the Securities and Exchange Commission.

          1.22 "Stock Award" shall mean the grant of Common Stock by the Company to a Participant pursuant to Section 8 below or the grant of Common Stock by the Company to a Nonemployee Director pursuant to Sections 10 and/or 11 below.

          1.23 "Stock Award Agreement" shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to a Stock Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

          1.24 "Stock Option" shall mean the grant by the Company of an option to purchase Common Stock to a Participant pursuant to Section 9 below.

          1.25 "Stock Option Agreement" shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to a Stock Option in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

          1.26 "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

          1.27 "Treasury Regulations" shall mean the regulations promulgated under the Code by the United States Department of Treasury, as amended from time to time.

          1.28 "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2. PURPOSE

     The purpose of the Plan is:

          (a) to provide incentives which will attract, retain and motivate key officers, Employees and Nonemployee Directors whose present and potential contributions are important to the success of the Company and its Subsidiaries;

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          (b) to align the interests of key officers, Employees and Nonemployee
     Directors with that of shareholders by providing incentives to such key officers, Employees and Nonemployee Directors to enhance the performance of the Common Stock through equity ownership in the Company; and

          (c) to ensure that compensation paid under the Plan (other than compensation attributable to ISOs) will be fully deductible for federal income tax purposes.

3. TERM OF PLAN

     The Plan shall be effective as of January 1, 1996, subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Plan shall terminate at the close of business on December 31, 2005, unless terminated earlier by the Board pursuant to Section 16.

4. ADMINISTRATION

     (a) The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such actions in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their legal representatives. No member of the Board, no member of the Committee and no Employee shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other Board or Committee member or Employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

     (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it deems desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or the Subsidiary whose Employees have benefitted from the Plan, as determined by the Committee.

5. ELIGIBILITY

     Participants shall consist of such officers and Employees of the Company and its Subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. In addition, all Nonemployee Directors of the Company shall participate in the Plan, but only to the extent provided in Sections 10 and 11 below. Designation of a Participant in any year shall not require the Committee to designate such person as a Participant in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

6. SHARES SUBJECT TO PLAN

     (a) Available Shares. The aggregate number of shares of Common Stock which shall be available for grants of Awards under the Plan during its term shall be 2,800,000. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company's treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 6(c) below. Shares of Common Stock underlying Stock Awards or Stock Options which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall

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again be available for grants of Stock Awards and Stock Options under the Plan, to the extent permitted by Rule 16b-3 under the Exchange Act. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock.

     (b) Maximum Aggregate Number of Shares Underlying Stock Awards and Stock Options Granted Under the Plan to Any Single Participant. The maximum aggregate number of shares of Common Stock underlying Stock Awards that may be granted to any single Participant during the life of the Plan shall be 1,500,000, subject to adjustment as provided in Section 6(c) below. The maximum aggregate number of shares of Common Stock underlying Stock Options that may be granted to any single Participant during the life of the Plan shall be 1,500,000, subject to adjustment as provided in Section 6(c) below. For purposes of the preceding sentence, shares of Common Stock underlying Stock Options that are cancelled shall continue to be counted in determining the maximum aggregate number of shares of Common Stock that may be granted to any single Participant.

     (c) Adjustment to Shares. If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares of Common Stock underlying Stock Awards and the number of shares of Common Stock underlying Stock Options and the exercise prices of such Stock Options shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through a merger, consolidation, separation (including a spinoff or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Code Section 368(a)) or partial or complete liquidation, the Committee shall make appropriate adjustments in the number of shares of Common Stock which may be issued under the Plan and to any single Participant, and any adjustments and/or modifications to outstanding Stock Awards and Stock Options as it deems appropriate. In the event of any other change in the capital structure of the Company or in the Common Stock, the Committee shall also be authorized to make such appropriate adjustments in the number of shares of Common Stock available for issuance under the Plan and to any single Participant, and any adjustments and/or modifications to outstanding Stock Awards and Stock Options as it deems appropriate; provided, however, that (i) each such adjustment with respect to an ISO shall comply with the rules of Code
Section 424(a) (or any successor provision) and (ii) in no event shall any adjustment be made which would render any ISO granted hereunder other than an ISO. In addition, the number of shares of Common Stock available for issuance under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock.

7. PERFORMANCE-BASED COMPENSATION

     The Committee may condition the grant of any Award under the Plan to the achievement of preestablished performance goals, and the Committee may subject the vesting of any Award under the Plan to the achievement of preestablished performance goals, in order to comply with the requirements of Code Section 162(m). In addition, the Committee may take whatever other actions shall be necessary in order to qualify compensation attributable to Awards as "performance-based compensation" under Code Section 162(m). Performance goals shall be based on (i) any one or combination of the following financial measures or (ii) growth in any one or combination of the following financial measures:

     (a) revenue;

     (b) cash flow;

     (c) EBITDA;

     (d) net income;

     (e) earnings per share;

     (f) return on assets; and/or

     (g) return on equity.

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8. STOCK AWARDS

     (a) Terms and Conditions. The Committee is authorized to grant Stock Awards to Employees, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, but not limited to, restrictions on transferability and continued employment; provided, however, that such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock underlying such Stock Award, and may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon, if any, shall have lapsed. The Committee may accelerate the date a Stock Award becomes transferable under such circumstances as it deems appropriate.

     (b) Limited Rights as Shareholders. During the period in which any shares of Common Stock are subject to the restrictions imposed under Section 8(a) above, a Participant to whom such restricted shares have been awarded shall not have the right (i) to vote such shares and (ii) to receive dividends thereon.

     (c) Stock Award Agreement. Any Stock Award granted under the Plan shall be evidenced by a Stock Award Agreement which shall be signed by the Company and the Participant.

9. STOCK OPTIONS

     (a) Terms and Conditions. The Committee is authorized to grant Stock Options to Employees. Stock Options may be ISOs or Nonqualified Stock Options, or a combination of both. The Committee shall, in its sole discretion but after having taken into account the recommendations of the Executive Committee with respect to the granting of Stock Options to Employees (other than to an Employee who is a member of the Executive Committee), determine the Employees who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. In addition, the Committee shall determine the following terms and conditions:

          (1) Exercise Price. The Committee, in its sole discretion, shall determine the exercise price of the Stock Option; provided, however, that the exercise price of any Stock Option shall not be less than 100 percent of Fair Market Value on the date of grant.

          (2) Expiration Date. The Committee, in its sole discretion, shall determine the expiration date of the Stock Option; provided, however, that no ISO shall be exercised after the 10th anniversary of the date of grant.

          (3) Exercisability. The Committee, in its sole discretion, shall determine a vesting schedule upon which the Stock Option shall become exercisable and remain exercisable; provided, however, that if the Committee does not determine such vesting schedule, which shall be included in the Stock Option Agreement pursuant to Section 9(c) below, the Stock Option shall become exercisable and remain exercisable in accordance with the vesting schedule set forth below:

            (A) 33 1/3 percent of the Stock Option shall become exercisable on the first anniversary of the date of grant and remain exercisable until the Stock Option expires;

            (B) 33 1/3 percent of the Stock Option shall become exercisable on the second anniversary of the date of grant and remain exercisable until the Stock Option expires; and

            (C) 33 1/3 percent of the Stock Option shall become exercisable on the third anniversary of the date of grant and remain exercisable until the Stock Option expires.

     (b) Restrictions Relating to ISOs. In addition to being subject to the terms and conditions of Section 9(a) above, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are Employees of the Company or one of its "subsidiary corporations" (as defined in Code Section 424(f)) on the date of grant. The aggregate market value (determined as of the time the option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company

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and of any "parent corporation" (as defined in Code Section 424(e)) or any
"subsidiary corporation" (as defined in Code Section 424(f)) shall not exceed $100,000. For purposes of the preceding sentence, (i) ISOs shall be taken into account in the order in which they are granted and (ii) ISOs granted before 1987 shall not be taken into account. ISOs shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than 10 percent of the total combined voting power of all classes of stock of the Company or of any "parent corporation" (as defined in Code Section 424(e)) or any "subsidiary corporation" (as defined in Code Section 424(f)) unless the exercise price of the ISO is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the fifth anniversary of the ISO's date of grant. In addition, no ISO shall be issued to a Participant in tandem with a Nonqualified Stock Option issued to such Participant.

     (c) Stock Options Agreements. Any Stock Option granted under the Plan shall be evidenced by a Stock Option Agreement which shall be signed by the Company and the Participant.

     (d) Additional Terms and Conditions. The Committee may, by way of the Stock Option Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option, provided they are not inconsistent with the Plan.

     (e) Exercise. Upon exercise, the exercise price of a Stock Option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. The Committee may permit a Participant to satisfy any amounts required to be withheld under applicable federal, state and local tax laws, in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

10. NONEMPLOYEE DIRECTOR FORMULA STOCK AWARDS

     (a) Initial Grants. On the date the Plan is approved by the Company's shareholders, the following five Nonemployee Directors shall each automatically be granted a Stock Award of 1,000 shares of Common Stock, which shall be fully transferable and subject to no restrictions:

     (1) Thomas A. Player;

     (2) Kenneth Roman;

     (3) Bruce W. Schnitzer;

     (4) Maurice W. Slayton; and

     (5) David C. Smith.

     (b) Election Grants. Each Nonemployee Director who (i) becomes a member of the Board for the first time after the date on which the Plan is approved by the Company's shareholders and (ii) does not, at the time he or she first becomes a member of the Board, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest in more than 100,000 shares of Common Stock, shall be automatically granted a Stock Award of 1,000 shares of Common Stock, which shall be fully transferable and subject to no restrictions.

     (c) Annual Grants. Each Nonemployee Director who (i) does not, on the date of each annual meeting of the Company's shareholders that occurs after January 1, 1997, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest in more than 100,000 shares of Common Stock and (ii) has not received a grant pursuant to Section 10(b) above during the 12-month period ending on the date of the applicable annual meeting of the Company's shareholders, shall automatically be granted on the date of such annual meeting of shareholders a

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Stock Award of 1,000 shares of Common Stock, which shall be fully transferable and subject to no restrictions.

11. NONEMPLOYEE DIRECTOR ANNUAL RETAINER FEES PAID IN STOCK

     (a) A Nonemployee Director who does not, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest in more than 100,000 shares of Common Stock, may elect to forgo 50 percent of the cash compensation attributable to the Nonemployee Director's annual retainer fees and to receive in lieu thereof a Stock Award as determined pursuant to Section 11(b) below. Any such election shall be in writing and must be made at least six months before the services are rendered giving rise to such compensation. Such election may not be revoked or changed thereafter except as to compensation for services rendered at least six months after any such election to revoke or change is made in writing.

     (b) A Nonemployee Director whose cash compensation attributable to his or her annual retainer fees is reduced pursuant to Section 11(a) above shall receive a Stock Award of which the number of shares of Common Stock underlying such Stock Award shall be determined by dividing (x) amount of the cash compensation so reduced by (y) the product of (A) the Fair Market Value of the Common Stock on the last business day of the month in which the cash compensation would have been paid in the absence of such reduction multiplied by
(B) 90 percent. For purposes of determining the number of shares of Common Stock underlying Stock Awards under this Section 11(b), fractional shares shall be disregarded.

12. AWARDS SUBJECT TO FOREIGN LAWS

     The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13. CHANGE IN CONTROL OR OWNERSHIP

     (a) Subject to the provisions contained in Sections 13(b) and 13(c) below, in the event there is a change in control or a change in ownership of the Company, the Committee may, in its sole discretion, provide that:

          (1) any or all nontransferable Stock Awards held by any Participant on the date of the change in control or change of ownership shall become immediately transferable as of the date of such change in control or change in ownership and shall remain transferable after such date;

          (2) any or all unexercisable Stock Options held by the Participant on the date of the change in control or change of ownership shall immediately become exercisable as of the date of the change of control or change of ownership and to remain exercisable until a date that occurs on or prior to the date the Stock Option expires; and/or

          (3) any or all exercisable Stock Options held by the Participant on the date of the change in control or change of ownership shall remain exercisable until a date that occurs on or prior to the date the Stock Option expires.

     (b) Six-Month Holding Period. Notwithstanding anything herein to the contrary, the provisions contained in Section 13(a) above shall be inapplicable to an Award granted within six months before the occurrence of such change in control or change in ownership if the Participant who holds such Award is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such Participant.

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     (c) ISOs. Notwithstanding anything herein to the contrary, the provisions contained in Section 13(a) above shall not be applied to an ISO if the application of such provision would render any ISO granted hereunder other than an ISO, including, but not limited to extending the exercise period of an ISO in the event of a Participant's termination of employment.

14. TERMINATION OF EMPLOYMENT

     (a) Death of Participant; Termination of Participant's Employment Other Than For Cause. In the event of the death of the Participant, or if the Participant's employment is terminated due to Disability or Retirement, by the Company or any Subsidiary without Cause, or by the Participant for any reason:

          (1) all nontransferable Stock Awards held by the Participant on the date of death or termination of employment, as the case may be, shall be immediately forfeited by the Participant;

          (2) all unexercisable Stock Options held by the Participant on the date of death or termination of employment, as the case may be, shall be immediately forfeited by the Participant; and

          (3) all exercisable Stock Options held by the Participant on the date of death or termination of employment, as the case may be, shall remain exercisable until the earlier of (i) the end of the 90-day period following the Participant's death or termination of employment, as the case may be, or (ii) the date the Stock Option expires.

     (b) Termination of Participant's Employment by the Company or Any Subsidiary for Cause. In the event the Participant's employment is terminated by the Company or any Subsidiary for Cause:

          (1) all nontransferable Stock Awards held by the Participant at the time of termination of employment shall be immediately forfeited by the Participant; and

          (2) all exercisable and unexercisable Stock Options held by the Participant at the time of termination of employment shall be immediately forfeited by the Participant.

     (c) Committee Discretion. Notwithstanding anything herein to the contrary but subject to the provisions contained in Section 14(d) below, in the event of a termination of a Participant's employment for any reason, the Committee may, in its sole discretion, provide that:

          (1) any or all nontransferable Stock Awards held by the Participant on the date of termination of employment to become immediately transferable as of such date and to remain transferable after such date;

          (2) any or all unexercisable Stock Options held by the Participant on the date of termination of employment to become exercisable and to remain exercisable until a date that occurs on or prior to the date the Stock Option expires; and/or

          (3) any or all exercisable Stock Options held by the Participant on the date of termination of employment to remain exercisable until a date that occurs on or prior to the date the Stock Option expires.

     In addition, the Option Committee shall have discretion to adopt a different definition of Cause, Retirement or Disability in connection with any particular Award under the Plan.

     (d) ISOs. Notwithstanding anything herein to the contrary, (i) the provisions contained in Section 14(c) above shall not be applied to an ISO if the application of such provision would render any ISO granted hereunder other than an ISO and (ii) for purposes of extending the exercise period of an ISO in the event of a termination due to Disability pursuant to Section 14(a)(3) above, the Participant's disability shall also satisfy the requirement of "permanent and total disability" as defined in Code Section 22(e)(3).

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15. OTHER TERMS AND CONDITIONS

     Any Award made under the Plan may also be subject to such other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines to be appropriate, including, without limitation:

          (a) for the installment purchase of Common Stock under Stock Options;

          (b) to assist the Participant in financing the acquisition of Common Stock;

          (c) for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award;

          (d) for the payment of the value of Awards to Participants in the event of a change in control or a change in ownership of the Company; or

          (e) to comply with federal and state securities laws, or understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan.

16. AMENDMENT AND TERMINATION

     (a) The Board may amend the Plan from time to time or suspend or terminate the Plan at any time; provided, however, that Section 10 above, relating to Nonemployee Director formula awards, shall not be amended more than once every six months, other than to comport with changes in the Code or ERISA. In addition, no amendment of the Plan shall, without approval of the shareholders of the Company, (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities which may be issued under the Plan, (iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) modify the specified employees or class of employees eligible to receive Stock Options, or (v) increase the maximum aggregate number of shares of Common Stock underlying Stock Awards and/or Stock Options that may be granted to any single Participant during the life of the Plan. Termination or amendment of the Plan by the Board shall not adversely affect any Stock Award Agreement and/or Stock Option Agreement without the Participant's prior written consent.

     (b) Notwithstanding anything contained in the Plan to the contrary, the Board may amend the Plan without shareholder approval in order to comply with the amendments to Rule 16b-3 under the Exchange Act adopted by the SEC on May 31, 1996.

     (c) Subject to the terms and conditions of the Plan, the Company may amend or modify any Stock Award Agreement or any Stock Option Agreement by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein.

17. WITHHOLDING TAXES

     The Company, or the applicable Subsidiary, may require a Participant who vests in a Stock Award or who exercises a Nonqualified Stock Option granted hereunder, or disposes of shares acquired pursuant to the exercise of an ISO in a disqualifying disposition (within the meaning of Code Section 421(b)), to reimburse the corporation which employs such Participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such shares. In lieu thereof, the corporation which employs such Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Participant upon such terms and conditions as the Committee shall prescribe. The corporation that employs such Participant may, in its discretion, hold the stock certificate to which such Participant is otherwise entitled upon the vesting of a Stock Award or the exercise of a Nonqualified Stock Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the vesting of a Stock Award or the exercise of a Nonqualified Stock Option (the "Tax Date"), except as set forth below, a holder of a Stock Award or Nonqualified Stock Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from

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shares of Common Stock issuable in the related vesting or exercise either a specified number of shares or shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering shares of Common Stock previously issued pursuant to the exercise of a Nonqualified Stock Option or other shares of Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. The Committee may prescribe such rules as it determines with respect to Participants subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the rules established by the SEC under Section 16 of the Exchange Act and the positions of the staff of the SEC thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

18. NONTRANSFERABILITY AND NONASSIGNABILITY

     No nontransferable Stock Award nor Stock Option granted under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, or encumbrance. Stock Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, determine, subject to the Plan and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Stock Option shall pass by will or the laws of descent and distribution.

19. UNFUNDED PLAN

     Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. Any and all payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

20. NO FRACTIONAL SHARES

     No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21. GOVERNING LAW

     The Plan and all Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws and except as superseded by applicable federal law.

22. COMPLIANCE WITH RULE 16B-3

     With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successors) promulgated under the

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Exchange Act. To the extent any provision of the Plan or action by the Committee fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

23. REGULATORY APPROVALS AND LISTINGS

     Notwithstanding anything herein to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or Stock Options resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

24. NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

     A Participant's right, if any, to continue to serve the Company or any Subsidiary as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan. The Company or the Subsidiary reserves the right to terminate any Employee at any time. In addition, other than as provided in Section 10 above, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

25. NO GUARANTEE OF TAX CONSEQUENCES

     No person connected with the Plan in any capacity, including, but not limited to, the Company and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

26. OTHER BENEFITS

     No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect.

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